Exhibit 10.3

Execution Version

NOTICE AND CONFIRMATION OF GRANT OF

SECURITY INTEREST IN COPYRIGHTS

NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Agreement”), dated as of July 28, 2015, made by made by each of the Grantors signatory hereto (the “Grantors”), in favor of BANK OF AMERICA, N.A. (“BAML”), in its capacity as U.S. administrative agent for the banks and other financial institutions (collectively, the “Lenders”) from time to time parties to the Credit Agreement (as defined below) and as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement (each as defined below).

WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of July 28, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Univar Inc., a Delaware corporation (the “U.S. Parent Borrower”), the other U.S. Borrowers party thereto, Univar Canada Ltd., as the Canadian Borrower, BAML, as U.S. administrative agent and collateral agent, Bank of America, N.A. (acting through its Canadian branch), as Canadian administrative agent, the Lenders and the other parties from time to time party thereto, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Borrowers and certain Domestic Subsidiaries of the U.S. Parent Borrower have executed and delivered a Guarantee and Collateral Agreement, dated as of July 28, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of their Intellectual Property, including the Copyrights; and

WHEREAS, the Grantors have duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the Loans and other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors agree, for the benefit of the Secured Parties, as follows:

SECTION 1. Confirmation of Grant of Security Interest. Each Grantor hereby confirms that, subject to existing licenses to use the Copyrights granted by such Grantor in the ordinary course of its business, pursuant to the Guarantee and Collateral Agreement it has granted to, and does hereby grant to, the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Copyrights of such Grantor (including, without limitation, those items listed on Schedule I hereto) and to the extent not otherwise included, all Proceeds and products of any and all of the Copyrights, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except that no security interest is or will be granted pursuant hereto in any right, title or interest of such Grantor under or in any Copyright License for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Copyright License.

SECTION 2. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest with the United States Copyright Office. This Agreement is expressly subject to the terms and conditions of the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 3. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Copyright are more fully set forth in the Credit Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of a conflict between this Agreement and the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall prevail.

SECTION 4. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

UNIVAR USA INC., as Grantor

By:	/s/ Kerri Howard
	Name:	Kerri Howard
	Title:	Vice President - Treasurer

Signature Page to

Notice and Confirmation of Grant of Security Interest in Copyrights

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Brad H. Breidenbach
	Name:	Brad H. Breidenbach
	Title:	Senior Vice President

Signature Page to

Notice and Confirmation of Grant of Security Interest in Copyrights

SCHEDULE I

COPYRIGHT REGISTRATIONS AND APPLICATIONS

OWNER	DESCRIPTION	STATUS	REGISTRATION / APPLICATION NUMBER
Univar USA Inc. (f/k/a Van Waters & Rogers Inc.)	VW&R Specimen Slide Collection	Registered	VA 0000989923
Univar USA Inc. (f/k/a Van Waters & Rogers Inc.)	Whitney	Registered	VA 0000063006
Univar USA Inc. (f/k/a Van Waters & Rogers Inc.)	Bountiful	Registered	VA 0000063005